UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2010
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

i

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e)
2010 Executive Officer Bonus Plan
     On February 26, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Tekelec (“Tekelec” or the “Company”) recommended for approval, and the Company’s Board of Directors (the “Board”) approved, the Tekelec 2010 Executive Officer Bonus Plan (the “Plan”).
     Under the terms of the Plan, each executive officer of the Company named as an eligible officer therein (or thereafter designated by the Board as an eligible officer) is eligible to receive cash bonuses for 2010 based upon a specified percentage of his or her annual base salary. Specifically, each eligible officer is entitled to receive a bonus based on the degree to which the Company achieves for each of the first six months of 2010 (the “Six-Month Period”) and for the full year 2010 certain pre-set financial targets consisting of: (i) a consolidated operating income from continuing operations before bonus (as adjusted to exclude the effects of equity incentive compensation expense, restructuring charges, impairment charges, acquisition-related amortization and other mergers and acquisitions-related charges or income, and similar charges or income) target (the “operating income target”), (ii) a revenue target and (iii) an orders target.
     All payouts under the Plan are contingent upon the Company’s performing at or above 90% of its operating income target. Payments for performance against revenue and orders targets are contingent upon the Company’s performing at or above 90% of its operating income target and, independently, its revenue and orders targets. The specific amounts of the bonuses will be computed in accordance with the formulas set forth in the Plan. Any bonuses earned under the Plan will be payable in one lump sum within 30 days after the Company’s consolidated financial results for the applicable period have been filed with the Securities and Exchange Commission (the “Commission”).
     An eligible officer is entitled to receive bonuses under the Plan only if he or she is actively employed by Tekelec or one of its subsidiaries as an eligible officer on the date on which the bonuses are paid, unless the Board waives this requirement. If an executive officer commences his or her employment as an eligible officer during the Plan year any bonus payable for achievement will be subject to a pro rata adjustment in accordance with the provisions of the Plan.
     The following table sets out the target and maximum full year bonus amounts payable under the Plan to Tekelec’s executive officers who are eligible to participate in the Plan and who were listed in the Summary Compensation Table included in the Proxy Statement relating to the Company’s 2009 Annual Meeting of Shareholders (the “2009 Proxy Statement”), as filed with the Commission on April 17, 2009, assuming the officers’ current base salaries remain in effect through December 31, 2010.

	Target	Maximum
Name and Title of Named Executive Officer	Bonus for 2010	Bonus for 2010

Frank Plastina	$684,000	$1,026,000
President and Chief Executive Officer

Ronald J. de Lange	$279,000	$418,500
Executive Vice President, Global Product Solutions

Stuart H. Kupinsky	$217,000	$325,500
Senior Vice President, Corporate Affairs and General Counsel
     William Everett, the Company’s Executive Vice President and Chief Financial Officer, and Wolrad Claudy, the Company’s Senior Vice President, Global Sales, are not eligible to participate in the Plan. As reported in the Company’s Current Report on Form 8-K filed with the Commission on February 11, 2010, Mr. Everett has notified the Company that he will resign as an executive officer and employee of the Company effective as of March 31, 2010. Mr. Claudy is entitled to receive sales commissions in lieu of participation in the Company’s bonus plans.
     The target annual bonuses payable under the Plan to Messrs Plastina, de Lange and Kupinsky are equal to 120%, 90% and 70%, respectively, of their 2010 annual base salaries and are based on the Company’s achievement of 100% of its financial performance objectives for 2010. The maximum bonus amounts are equal to 150% of the target bonus amounts and are based on the Company’s achievement of 110% or more of its target operating income and orders objectives and 100% or more of its revenue objective. In order to earn more than 100% of the target bonus amount, the Company must achieve at least 100% of each of its operating income, revenue and orders objectives.
     For achievement against the pre-set financial targets of less than or equal to 100%, 50% of the calculated bonus will be based on achievement of the operating income target, 25% will be based on achievement of the revenue target and 25% will be based on achievement of the orders target. For achievement against the pre-set financial targets of greater than 100% and provided that all targets are at least 100% achieved, 75% of the calculated bonus will be based on achievement of the operating income target and 25% will be based on achievement of the orders target. For the Six-Month Period, if the Company achieves 100% or more of each of its applicable operating income, revenue and orders targets, the officers will be entitled to receive 33% of their target annual bonuses.
     If the Company’s achievement of the performance targets for the Six-Month Period or for the full year falls between target levels, bonuses will be determined on a pro rata basis.

     In the event that bonuses are earned for the Six-Month Period, such payments will be made at the time of payment of the full year bonus. Officers will be entitled to retain any bonuses that have been earned for the Six-Month Period in the event no full year bonuses are determined to be payable.
     The Plan also allows the Company to award discretionary bonuses to eligible officers for 2010.
     The Board may amend, modify, or terminate the Plan, or any payment owed thereunder, at any time without prior notice to participants; provided, however, that neither the Plan nor any payments owed thereunder may be amended, modified or terminated (i) for the Six-Month Period, after the Company files with the Commission its financial statements covering the six months ending July 2, 2010 or (ii) for the full year, after the Company files with the Commission its financial statements covering the year ending December 31, 2010.
Equity Grants to Named Executive Officers
     On February 26, 2010, the Compensation Committee granted long-term equity incentive compensation awards under the Company’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”) to each of Tekelec’s executive officers who was listed in the Summary Compensation Table in the 2009 Proxy Statement, other than Mr. Everett (collectively, the “Named Executive Officers”). The grants to the Named Executive Officers were in the forms of (i) share appreciation rights, (ii) performance-based restricted stock units and (iii) service-based restricted stock units.
     Share Appreciation Rights
     The share appreciation rights (“SARs”) granted to the Named Executive Officers have a grant price of $16.52 (i.e., the closing sales price of the Company’s Common Stock on the date of grant) and vest in four equal annual installments commencing on February 26, 2011 and continuing on the same date of each of the three years thereafter. If exercised, the SARs will be settled in shares of the Company’s Common Stock. The vesting of each installment is subject to the officer’s continued employment with the Company (or one of its affiliates) through the vesting date. The following table sets forth the numbers of SARs that were granted to each of the Named Executive Officers:

Name and Title of Named Executive Officer	Number of SARS

Frank Plastina	77,000
President and Chief Executive Officer

Ronald J. de Lange	31,000
Executive Vice President, Global Product Solutions

Stuart H. Kupinsky	27,000
Senior Vice President, Corporate Affairs and General Counsel

Wolrad Claudy	26,000
Senior Vice President, Global Sales

     The SARs are also subject to customary terms and conditions which are set forth in the 2003 Plan and in the form of SAR Award Agreement attached to the 2003 Plan. The 2003 Plan, including the form of the SAR Award Agreement, is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-15135), as filed with the Commission on May 22, 2008.
     Performance-Based Restricted Stock Units
     Each of the restricted stock units (“RSUs”) granted to the Named Executive Officers represents a contingent right to receive one share of the Company’s Common Stock. The performance-based RSUs that were granted to the Named Executive Officers will become earned and eligible for service-based vesting based on the extent to which the Company achieves minimum, target and maximum revenue objectives for the one-year period beginning on January 1, 2010 and ending on December 31, 2010.
     The number of RSUs that will be earned by a Named Executive Officer if the minimum revenue objective is met is equal to 50% of the number of RSUs that will be earned if the target revenue objective is met. The number of RSUs that will be earned if the maximum revenue objective is met is equal to 150% of the number of RSUs that will be earned if the target revenue objective is met. The following table sets forth for the Named Executive Officers the specific numbers of RSUs that will become earned and eligible for service-based vesting if the minimum, target or maximum revenue objectives are achieved. If the Company achieves revenues that fall between the minimum and target revenue objectives, or between the target and maximum revenue objectives, the RSUs will become earned and eligible for vesting on a pro rata basis. If the Company does not achieve at least the minimum revenue objective, the RSUs will be forfeited in their entirety.

	Total Number of RSUs Earned if:
	Minimum	Target	Maximum
	Revenue	Revenue	Revenue
	Objective is	Objective is	Objective is
Name and Title of Named Executive Officer	Achieved	Achieved	Achieved

Frank Plastina	32,000	64,000	96,000
President and Chief Executive Officer

Ronald J. de Lange	13,000	26,000	39,000
Executive Vice President, Global Product Solutions

Stuart H. Kupinsky	11,000	22,000	33,000
Senior Vice President, Corporate Affairs and General Counsel

Wolrad Claudy	11,000	22,000	33,000
Senior Vice President, Global Sales

     To the extent that the RSUs are earned and become eligible for vesting, the RSUs will vest in four equal annual installments commencing on the fifth day following the date on which the Company files with the Commission its Annual Report on Form 10-K for the year ending December 31, 2010 and continuing on the same date of each of the three years thereafter. The vesting of each installment is subject to the officer’s continued employment with the Company through the vesting date.
     All of the performance-based RSUs are also subject to customary terms and conditions which are set forth in the 2003 Plan and in the form of Restricted Stock Unit Award Agreement attached to the 2003 Plan.
     As indicated above under “Share Appreciation Rights,” the 2003 Plan is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-15135), as filed with the Commission on May 22, 2008.
     Service-Based Restricted Stock Units
     The service-based RSUs granted to the Named Executive Officers vest in four equal annual installments commencing on February 26, 2011, subject to the officer’s continued employment with the Company through the applicable vesting date. The following table sets forth the number of service-based RSUs that were granted to the Named Executive Officers:

Number
Name and Title of Named Executive Officer	of RSUs

Frank Plastina	26,000
President and Chief Executive Officer

Ronald J. de Lange	10,000
Executive Vice President, Global Product Solutions

Stuart H. Kupinsky	9,000
Senior Vice President, Corporate Affairs and General Counsel

Wolrad Claudy	9,000
Senior Vice President, Global Sales
     All of the service-based RSUs are also subject to customary terms and conditions which are set forth in the 2003 Plan and in the form of Restricted Stock Unit Award Agreement attached to the 2003 Plan.
     As indicated above under “Share Appreciation Rights,” the 2003 Plan is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-15135), as filed with the Commission on May 22, 2008.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On February 26, 2010, the Company’s Board of Directors approved an amendment to Section 3.2 of Article III of the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), decreasing the size of the Company’s Board of Directors from nine to eight directors, effective immediately prior to the election of directors at the Company’s 2010 Annual Meeting of Shareholders scheduled to be held on May 14, 2010 (the “2010 Annual Meeting”). Section 3.2 of Article III of the Company’s Bylaws provides that the number of authorized directors of the Company shall be not less than five nor more than nine, and that the exact number of directors within the authorized range may be fixed from time to time by amendment of the Bylaws. As reported in the Current Report on Form 8-K filed by the Company with the Commission on March 2, 2010, Martin A. Kaplan has notified the Company’s Board of Directors of his decision not to stand for re-election to the Board of Directors at the 2010 Annual Meeting.
     A copy of the Company’s Bylaws, including the amendment described in this Item 5.03, is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

The following exhibit is filed as a part of this Form 8-K:

Exhibit No.	Description
3.1	Tekelec Amended and Restated Bylaws, as amended

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: March 4, 2010	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Tekelec Amended and Restated Bylaws, as amended